SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004

Insignia Solutions plc

(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

41300 CHRISTY STREET	THE MERCURY CENTRE, WYCOMBE LANE
FREMONT, CALIFORNIA 94538	WOOBURN GREEN
UNITED STATES OF AMERICA	HIGH WYCOMBE, BUCKS HP10 0HH
UNITED KINGDOM
(Address of principal executive offices) (Zip code)

(510) 360-3700
(44) 1628-539500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
SIGNATURES

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 3, 2004 by action without a meeting, the Registrant’s Board of Directors consented to the acceptance of the voluntary resignation of its Director, Mr. John C. Fogelin. Mr. Fogelin informed the Board the he was resigning as a Director of the Company in order to spend more time on his academic interests. Mr. Fogelin further stated to the Board that his resignation was not a result of any disagreement with the Registrant on any matter relating to its operations, policies or practices.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Insignia Solutions plc
(Registrant)

Date: December 7, 2004	By:	/s/ Robert E. Collins

Robert E. Collins
Vice President and Chief Financial Officer